Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Second Quarter 2015 Results

MELVILLE, N.Y., July 29, 2015—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its second quarter ended June 30, 2015.

“During the second quarter of 2015, to further position the Company for future success, we completed our transition from relying solely on point solution transactions to our new “pay-as-you-grow” subscription-based model based on capacity with our FreeStor™ software-defined storage and data services platform” said Gary Quinn, FalconStor President and CEO. “While this change in market strategy has impacted our business over the past twelve months, we feel that the long-term benefits associated with this quarter’s launch of FreeStor will be well worth the efforts we have made thus far and place us in the strongest position of maintaining and growing organizational health. We strive to maintain the momentum of FreeStor’s successful launch and continue to leverage that goodwill by signing additional customers, service providers and OEMs worldwide.”

Financial and Business Highlights and Overview:

•	REVENUE:

◦
Q2 2015 revenue totaled $9.6 million compared with as adjusted revenue in Q1 2015 of $10.1 million and $11.3 million in Q2 2014. In Q1 2015 revenue totaled $19.9 million, which included $9.9 million relating to the acceleration of previously deferred revenue recognized as a result of the termination of ongoing maintenance services during the first quarter of 2015 associated with our joint-development agreement.

•	BOOKINGS:

◦	Q2 2015 total bookings were $8.3 million compared with $11.7 million in Q1 2015 and $13.3 million in Q2 2014.

◦
In Q2 2015, approximately 58% of our total product bookings were ratable as compared with 46% in Q2 2014. For the first half of 2015, approximately 65% of our total product bookings were ratable as compared with 41% during the first half of 2014, all of which is a clear indicator of our business moving to over-time revenue recognition model.

•	DEFERRED REVENUE:

◦	Excluding the impact of our joint-development agreement, deferred revenue as of June 30, 2015 increased 3% and 5% compared with June 30, 2014 and December 31, 2014, respectively.

•	CASH:

◦	The Company closed the quarter with $18.8 million of cash, cash equivalents and marketable securities, compared with $21.8 million at December 31, 2014.

◦	Cash used in operations was $1.4 million for the three months ended June 30, 2015, compared with cash provided by operations of $1.1 million for the three months ended June 30, 2014.

•	Non-GAAP EXPENSES and MARGINS:

◦	Non-GAAP expenses totaled $12.3 million in Q2 2015, compared with non-GAAP expenses of $13.0 million in Q1 2015 and non-GAAP expenses of $14.1 million in Q2 2014.

◦
Non-GAAP gross margins were 73% in Q2 2015, compared with non-GAAP gross margins of 76% in Q1 2015 which excludes the accelerated revenue associated with our joint-development agreement recognized during Q1 2015, and 76% in Q2 2014.

•	OTHER ITEMS

◦
On May 7, 2015, we released for general availability a new and innovative solution which is agnostic to any server hardware or storage hardware manufacturer; a horizontal software-defined storage platform inclusive of converged data services called FreeStor™.

◦
During the current quarter, the Company signed (i) three (3) OEM agreements with industry leading manufacturers located in North America, EMEA and Asia, and (ii) four (4) leading service providers located in North America, Latin America and Europe. In total for the first half of 2015 we have signed six (6) OEMs and four (4) service providers, all of which have chosen FalconStor’s FreeStor technology in various go-to-market strategies to align with their present-day business goals.

◦	During the quarter, the Company repurchased 92,161 shares of its common stock at an aggregate purchase price of $1.50 per share, under its stock buy-back program.

Financials

Total revenue for the second quarter of 2015 was $9.6 million compared with $11.3 million in the same period a year ago. GAAP loss from operations for the second quarter of 2015 was $3.1 million, compared with operating income of $1.4 million for the second quarter of 2014. Our operating income for the three months ended June 30, 2014, benefited from a litigation settlement of $5.3 million associated with our then outstanding lawsuit with the estate of our former Chief Executive Officer, as compared with a benefit of less than $0.1 million during the same period in 2015. Also included in the operating results for the three months ended June 30, 2015 and 2014 were; (i) $0.4 million of share-based compensation expense in both periods; and (ii) less than $0.1 million and $0.6 million, respectively, of restructuring costs. GAAP net loss for the quarter was $2.7 million compared with net income of $1.3 million for the same period a year ago. Included in our net (loss) income for the three months ended June 30, 2015 and 2014 was an income tax benefit of $0.4 million and a provision of $0.1 million, respectively. GAAP net loss attributable to common stockholders for the second quarter of 2015, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $3.0 million, or $0.07 per diluted share, compared with net income of $1.0 million, or $0.02 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $2.7 million for the second quarter of 2015, compared with $2.8 million for the same period a year ago. Non-GAAP net loss was $2.2 million, or $0.05 per diluted share, in the second quarter of 2015, compared with $3.0 million, or $0.06 per diluted share, in the second quarter of 2014. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock.

Total revenue for the six months ended June 30, 2015 was $29.5 million compared with $23.3 million in the same period a year ago. Included in total revenue for the six months ended June 30, 2015 was $11.3 million of revenue associated with our joint-development agreement, of which $9.9 million was accelerated during the six months ended June 30, 2015. GAAP income from operations for the six months ended June 30, 2015 was $3.2 million, compared with an operating loss of $1.2 million for the six months ended June 30, 2014. Our operating results for the six months ended June 30, 2014, benefited from a litigation settlement of $5.3 million associated with our then outstanding lawsuit with the estate of our former Chief Executive Officer, as compared with expense of less than $0.1 million during the same period in 2015. Also included in the operating results for the six months ended June 30, 2015 and 2014 were; (i) $0.8 million of share-based compensation expense for both periods; and (ii) $0.1 million and $0.8 million, respectively, of restructuring costs. GAAP net income for the six months ended June 30, 2015 was $2.6 million compared with a net loss of $1.5 million for the same period a year ago. Included in our net income (loss) for both the six months ended June 30, 2015 and 2014 was an income tax provision of $0.3 million. GAAP net income attributable to common stockholders for the six months ended June 30, 2015 and 2014 was $1.9 million, or $0.05 per diluted share, compared with a net loss of $2.1 million, or $0.04 per diluted share, for the same period a year ago.

Non-GAAP income from operations was $4.2 million for the six months ended June 30, 2015, compared with a non-GAAP loss from operations of $4.7 million for the same period a year ago. Non-GAAP net income was $3.6 million, or $0.08 per diluted share, for the six months ended June 30, 2015, compared with a non-GAAP net loss of $5.0 million, or $0.10 per diluted share, for the six months ended June 30, 2014.

The Company closed the quarter with $18.8 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the six months ended June 30, 2015 was $1.6 million compared with cash provided by operations of $1.4 million during the same period in 2014. Deferred revenue at June 30, 2015 was $26.4 million, compared with $33.1 million at June 30, 2014.

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, July 29, 2015 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-208-1427
International: +1-913-312-9308
Conference ID: 1728155

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.
https://falconstor.webex.com/falconstor/j.php?RGID=r5111738b4ca9399c5563f88d1fe0bf39

Meeting: FalconStor Q2 2015 Earnings
Meeting password: Q2numbers15
Meeting Number: 764 461 384

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning July 29 at 7:30 p.m. EDT through 7:30 p.m. EDT on August 5. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 1728155.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor® Software, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic.  Our open, integrated flagship solution FreeStor™ reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business.  We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments.  FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs.  Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software and FreeStor are either trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,307,549	$10,873,891
Marketable securities	10,523,821	10,900,722
Accounts receivable, net	6,224,034	8,898,680
Prepaid expenses and other current assets	1,750,218	1,596,916
Inventory	150,236	352,493
Deferred tax assets, net	296,360	316,586
Total current assets	27,252,218	32,939,288
Property and equipment, net	1,911,145	2,147,188
Deferred tax assets, net	7,503	7,503
Software development costs, net	1,260,289	1,508,517
Other assets, net	1,162,524	1,373,964
Goodwill	4,150,339	4,150,339
Other intangible assets, net	262,333	196,037
Total assets	$36,006,351	$42,322,836
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,145,944	$1,266,504
Accrued expenses	7,779,298	6,939,198
Deferred tax liabilities, net	23,307	23,307
Deferred revenue, net	17,190,326	23,380,012
Total current liabilities	26,138,875	31,609,021
Other long-term liabilities	746,897	630,444
Deferred tax liabilities, net	245,903	226,443
Deferred revenue, net	9,213,624	13,097,215
Total liabilities	36,345,299	45,563,123
Commitments and contingencies
Series A redeemable convertible preferred stock	7,511,915	7,230,941
Total stockholders' deficit	(7,850,863)	(10,471,228)
Total liabilities and stockholders' deficit	$36,006,351	$42,322,836

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product revenue	$3,650,504	$4,252,486	$17,620,871	$9,215,545
Support and services revenue	5,902,085	7,050,181	11,871,594	14,088,621
Total revenue	9,552,589	11,302,667	29,492,465	23,304,166
Cost of revenue:
Product	718,057	698,222	1,108,281	1,273,346
Support and service	1,940,729	2,009,441	3,960,747	4,108,692
Total cost of revenue	2,658,786	2,707,663	5,069,028	5,382,038
Gross profit	$6,893,803	$8,595,004	$24,423,437	$17,922,128
Operating expenses:
Research and development costs	3,067,732	3,143,224	6,273,599	6,492,019
Selling and marketing	4,371,513	6,351,947	9,676,875	12,240,413
General and administrative	2,583,893	2,364,380	5,076,834	4,755,790
Investigation, litigation, and settlement related (benefits) costs	(8,186)	(5,275,920)	8,842	(5,164,209)
Restructuring costs	23,495	562,913	157,971	786,486
Total operating expenses	10,038,447	7,146,544	21,194,121	19,110,499
Operating (loss) income	(3,144,644)	1,448,460	3,229,316	(1,188,371)
Interest and other income (loss), net	98,411	(30,982)	(365,665)	19,126
(Loss) income before income taxes	(3,046,233)	1,417,478	2,863,651	(1,169,245)
(Benefit) provision for income taxes	(378,049)	86,531	269,456	301,606
Net (loss) income	$(2,668,184)	$1,330,947	$2,594,195	$(1,470,851)
Less: Accrual of Series A redeemable convertible preferred stock dividends	186,904	186,904	377,690	373,808
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	143,557	120,531	280,974	235,907
Net (loss) income attributable to common stockholders	$(2,998,645)	$1,023,512	$1,935,531	$(2,080,566)
Basic net (loss) income per share attributable to common stockholders	$(0.07)	$0.02	$0.05	$(0.04)
Diluted net (loss) income per share attributable to common stockholders	$(0.07)	$0.02	$0.05	$(0.04)
Weighted average basic shares outstanding	40,964,160	47,919,318	40,949,849	47,975,217
Weighted average diluted shares outstanding	40,964,160	48,780,606	42,492,677	47,975,217

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP (loss) income from operations	$(3,144,644)	$1,448,460	$3,229,316	$(1,188,371)
Non-cash stock option expense (1)	425,968	422,054	800,774	834,715
Legal related (benefits) costs (3)	(8,186)	(5,275,920)	8,842	(5,164,209)
Restructuring costs (4)	23,495	562,913	157,971	786,486
Non-GAAP (loss) income from operations	$(2,703,367)	$(2,842,493)	$4,196,903	$(4,731,379)

GAAP net (loss) income attributable to common stockholders	$(2,998,645)	$1,023,512	$1,935,531	$(2,080,566)
Non-cash stock option expense, net of income taxes (2)	425,968	422,054	800,774	834,715
Legal related (benefits) costs (3)	(8,186)	(5,275,920)	8,842	(5,164,209)
Restructuring costs (4)	23,495	562,913	157,971	786,486
Effects of Series A redeemable convertible preferred stock (5)	330,461	307,435	658,664	609,715
Non-GAAP net (loss) income	$(2,226,907)	$(2,960,006)	$3,561,782	$(5,013,859)

GAAP gross margin	72%	76%	83%	77%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	73%	76%	83%	77%

GAAP gross margin - Product	80%	84%	94%	86%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	80%	84%	94%	86%

GAAP gross margin - Support and Service	67%	71%	67%	71%
Non-cash stock option expense (1)	1%	0%	0%	—%
Non-GAAP gross margin - Support and Service	68%	72%	67%	71%

GAAP operating margin	(33%)	13%	11%	(5%)
Non-cash stock option expense (1)	4%	4%	3%	4%
Legal related (benefits) costs (3)	0%	(47%)	0%	(22%)
Restructuring costs (4)	0%	5%	1%	3%
Non-GAAP operating margin	(28%)	(25%)	14%	(20%)

GAAP Basic EPS	$(0.07)	$0.02	$0.05	$(0.04)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.02	0.02
Legal related (benefits) costs (3)	0.00	(0.11)	0.00	(0.11)
Restructuring costs (4)	0.00	0.01	0.00	0.02
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.02	0.01
Non-GAAP Basic EPS	$(0.05)	$(0.06)	$0.09	$(0.10)

GAAP Diluted EPS	$(0.07)	$0.02	$0.05	$(0.04)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.02	0.02
Legal related (benefits) costs (3)	0.00	(0.11)	0.00	(0.11)
Restructuring costs (4)	0.00	0.01	0.00	0.02
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.02	0.01
Non-GAAP Diluted EPS	$(0.05)	$(0.06)	$0.08	$(0.10)

Weighted average basic shares outstanding (GAAP and as adjusted)	40,964,160	47,919,318	40,949,849	47,975,217
Weighted average diluted shares outstanding (GAAP and as adjusted)	40,964,160	48,780,606	42,492,677	47,975,217

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of revenues - Product	$—	$—	$—	$—
Cost of revenues - Support and Service	34,894	32,454	53,704	54,337
Research and development costs	98,495	86,608	171,515	175,407
Selling and marketing	63,510	50,787	151,580	212,974
General and administrative	229,069	252,205	423,975	391,997
Total non-cash stock based compensation expense	$425,968	$422,054	$800,774	$834,715

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and six months ended June 30, 2015 and 2014, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.